EXHIBIT 31.2

CERTIFICATIONS PURSUANT TO SECTION 302 OF THE SARBANES OXLEY ACT OF 2002

CERTIFICATION

I, Kevin L. Baehler, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of School Specialty, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 19, 2020	/s/ Kevin L. Baehler
Kevin L. Baehler
Executive Vice President and Chief Financial Officer (Principal Financial Officer)